UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 23, 2006

CARRIZO OIL & GAS, INC.
(Exact name of registrant as specified in its charter)
Texas	000-29187-87	76-0415919
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

1000 Louisiana Street Suite 1500 Houston, Texas	77002
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 328-1000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

First Lien Credit Agreement

On May 25, 2006, Carrizo Oil & Gas, Inc. (the “Company” or “we”) entered into a Credit Agreement with JPMorgan Chase Bank, National Association, as Administrative Agent (the “Agent”), the lenders party thereto, and CCBM, Inc., as Guarantor (the “Credit Facility”). The Credit Facility provides for a revolving credit facility up to the lesser of the Borrowing Base and $200 million. The Credit Facility matures on May 25, 2010. It is secured by substantially all of our assets and is guaranteed by our subsidiary. The liens securing the Credit Facility are first in priority to the liens securing our existing second lien credit facility, as more fully described in the Intercreditor Agreement among us and our lenders dated July 21, 2005, as amended on May 25, 2006.

The Borrowing Base will be determined by the lenders at least semi-annually on each April 1 and October 1, beginning October 1, 2006. The initial Borrowing Base is $40 million. We may request one unscheduled borrowing base determination subsequent to each scheduled determination, and the lenders may request unscheduled determinations at any time. A one-time redetermination is also scheduled to be made on or before August 1, 2006. In addition, in the event the outstanding principal balance of indebtedness under our existing second lien credit facility exceeds $150 million, the Borrowing Base under the Credit Facility will be reduced $1.00 for every $4.00 of such additional indebtedness under our second lien credit facility.

If the outstanding principal balance of the revolving loans under the Credit Facility exceeds the Borrowing Base at any time, we have the option within 30 days to take any of the following actions, either individually or in combination: make a lump sum payment curing the deficiency, pledge additional collateral sufficient in the lenders' opinion to increase the Borrowing Base and cure the deficiency or begin making equal monthly principal payments that will cure the deficiency within the ensuing six-month period. Those payments would be in addition to any payments that may come due as a result of the quarterly borrowing base reductions. Otherwise, any unpaid principal or interest will be due at maturity.

The annual interest rate on each base rate borrowing will be (1) the greatest of the Agent’s Prime Rate, the Base CD Rate plus 1.0% and the Federal Funds Effective Rate plus 0.5%, plus (2) a margin between 0.25% and 1.75% (depending on the current level of borrowing base usage). The interest rate on each Eurodollar Loan will be the adjusted LIBO Rate plus a margin between 1.5% to 3.0% (depending on the current level of borrowing base usage).

We are subject to certain covenants under the terms of the Credit Facility. These covenants include, but are not limited to, the maintenance of the following financial covenants

(1) a minimum current ratio of 1.0 to 1.0; and (2) a maximum total net debt to Consolidated EBITDAX (as defined in the Credit Facility) ratio of not more than 3.5 to 1.0 through June 30, 2006 and 3.25 to 1.0 thereafter. The Credit Facility also places restrictions on additional indebtedness, dividends to shareholders, liens, investments, mergers, acquisitions, asset dispositions, repurchase or redemption of our common stock, speculative commodity transactions, transactions with affiliates and other matters. The Credit Facility is subject to customary events of default. If an event of default occurs and is continuing, the Agent may, or at the request of the Required Lenders shall, accelerate amounts due under the Credit Facility (except for a bankruptcy event of default, in which case such amounts will automatically become due and payable).

On May 25, 2006, the Company drew $8.0 million under the Credit Facility, approximately $7.5 million of which was used to repay in full existing indebtedness under our Prior First Lien Credit Agreement (as defined in Item 1.02 below) and to pay associated transaction costs. The remaining proceeds are expected to be used to fund a portion of our ongoing capital expenditures program and for other general corporate purposes.

The foregoing description of the Credit Facility is not complete and is qualified by reference to the full text of the Credit Facility, which is attached hereto as an exhibit and incorporated herein by reference.

Amendment to Incentive Plan

On May 23, 2006, at the annual meeting of the shareholders of the Company, the shareholders approved Amendment No.7 (the “Amendment No.7”) to the Company’s Amended and Restated Incentive Plan (the “Incentive Plan”). Amendment No.7 amends the Incentive Plan to increase by 450,000 shares the number of shares of common stock available for issuance under the Incentive Plan. The shareholders also approved the performance goals set forth in the Incentive Plan in order to allow certain grants and awards made to the Company’s executive officers to qualify as performance-based compensation deductible under Section 162(m) of the Internal Revenue Code.

The foregoing description of Amendment No.7 is not complete and is qualified by reference to the complete document, which is attached hereto as an exhibit and incorporated herein by reference.

Independent Consultant Restricted Stock Award Agreement

As previously disclosed, the Company is party to a month-to-month agreement with San Felipe Resource Company, an entity owned by Steven A. Webster, under which Mr. Webster provides consulting services to the Company in exchange for a monthly cash fee. On May 23, 2006, pursuant to the Incentive Plan, the Compensation Committee awarded to Mr. Webster 4,000 shares of restricted stock in connection with his performance of these consulting services. The terms of the award are governed by an Independent Consultant Restricted Stock Award Agreement, a form of which is attached hereto as an exhibit and incorporated herein by reference. Mr. Webster also serves as Chairman of the Board of Directors of the Company.

By including information regarding any of the matters described in this Item 1.01 in this Current Report, the Company does not hereby admit to or pass upon the materiality of such matters.

Item 1.02 Termination of a Material Definitive Agreement

In connection with the Company’s execution of and borrowing under the Credit Facility, as described in Item 1.01, the Company terminated the Second Amended and Restated Credit Agreement dated as of September 30, 2004 by and among Carrizo Oil & Gas, Inc., CCBM, Inc., Hibernia National Bank, as Agent, Union Bank of California, N.A., as co-agent, and Hibernia National Bank and Union Bank of California, N.A., as lenders, as amended to date (the “Prior First Lien Credit Agreement”). A portion of the proceeds of the borrowings under the Credit Facility were used to repay all outstanding indebtedness under the Prior First Lien Credit Agreement.

____________________________

Certain statements in this current report, including but not limited to statements regarding our capital expenditures program, the acquisition of leases, the use of proceeds from the Credit Facility and other statements that are not historical facts, are forward looking statements that are based on current expectations. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward looking statements include our results of operations, general market conditions, the effect and success of workovers and other risks described in our Form 10-K/A for the year ended December 31, 2005 and our other filings with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description
10.1
Credit Agreement dated as of May 25, 2006 among Carrizo Oil & Gas, Inc., as Borrower, Certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto, JPMorgan Chase Bank, National Association, as Administrative Agent, and J.P. Morgan Securities Inc., as Sole Bookrunner and Lead Arranger.

10.2
First Lien Stock Pledge and Security Agreement dated as of May 25, 2006, by and between Carrizo Oil & Gas, Inc., a Texas corporation, in favor of JPMorgan Chase Bank, National Association, as administrative agent.

10.3	Amendment No.7 to the Amended and Restated Incentive Plan of Carrizo Oil & Gas, Inc.
10.4	Form of Independent Contractor Restricted Stock Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIZO OIL & GAS, INC.

By:  /s/ Paul F. Boling
Name: Paul F. Boling
Title: Vice President and Chief Financial Officer

Date:  May 30, 2006

EXHIBIT INDEX

Number	Exhibit
10.1
Credit Agreement dated as of May 25, 2006 among Carrizo Oil & Gas, Inc., as Borrower, Certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto, JPMorgan Chase Bank, National Association, as Administrative Agent, and J.P. Morgan Securities Inc., as Sole Bookrunner and Lead Arranger.

10.2
First Lien Stock Pledge and Security Agreement dated as of May 25, 2006, by and between Carrizo Oil & Gas, Inc., a Texas corporation, in favor of JPMorgan Chase Bank, National Association, as administrative agent.

10.3	Amendment No.7 to the Amended and Restated Incentive Plan of Carrizo Oil & Gas, Inc.
10.4	Form of Independent Contractor Restricted Stock Award Agreement.